UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

ARTHUR J. GALLAGHER & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-09761	36-2151613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pierce Place, Itasca, Illinois	60143-3141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2014, Arthur J. Gallagher & Co. (“Gallagher”) issued, in a private placement, $700 million aggregate principal amount of unsecured senior notes (collectively, the “Notes”), in six series: (i) $50 million 2.80% Series K Senior Notes, due in 2018, (ii) $50 million 3.20% Series L Senior Notes, due in 2019, (iii) $50 million 3.48% Series M Senior Notes, due in 2020, (iv) $200 million 4.13% Series N Senior Notes, due in 2023, (v) $200 million 4.31% Series O Senior Notes, due in 2025, and (vi) $150 million 4.36% Series P Senior Notes, due in 2026. Interest on the Notes is payable semi-annually in arrears on June 24 and December 24 of each year, beginning on December 24, 2014. Gallagher issued the Notes pursuant to the terms of a Note Purchase Agreement dated as of June 24, 2014 (the “Purchase Agreement”) with certain accredited institutional investors. The Notes, unconditionally guaranteed by certain of Gallagher’s subsidiaries (collectively, the “Subsidiary Obligors”), are senior unsecured obligations of Gallagher and the Subsidiary Obligors and rank equal in right of payment with all other senior unsecured indebtedness of Gallagher and the Subsidiary Obligors.

The Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding Gallagher and its subsidiaries and various covenants, including covenants that require Gallagher to maintain specified financial ratios. The Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of Gallagher or its restricted subsidiaries, certain judgments against Gallagher or its restricted subsidiaries and events of bankruptcy involving Gallagher or its material subsidiaries.

Under the terms of the Purchase Agreement, the Notes are redeemable by Gallagher, in whole or in part, at 100% of the principal amount being redeemed, together with accrued and unpaid interest and a make-whole amount with respect to each Note. If within 90 days after a change in control Gallagher (or its successor) does not have an investment grade rating, Gallagher is obligated to offer to prepay all of the outstanding Notes at the principal amount thereof plus accrued interest (but without any make-whole amount or other premium).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: June 24, 2014	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary